UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bridger Aerospace Group Holdings, Inc. (the “Company”) announced the following change to the management team:

On March 17, 2025, the Company’s Board of Directors determined to make Mr. Sam Davis the Company’s permanent Chief Executive Officer, and approved a change in Mr. Davis’s title to President and Chief Executive Officer, effective immediately.

Mr. Davis, 41, joined Bridger Aerospace in 2019 as Controller and, prior to being named Interim CEO, served as Chief of Staff. Davis played a pivotal role in guiding the Company through its transition to a public company throughout its various stages of expansion. He has been integral in facilitating revenue growth, implementing operational efficiency, and executing strategic initiatives to expand Bridger's services and global footprint. Prior to Bridger, Davis spent four years at Oracle, Inc. and before that at Meltwater and Natus Medical, Inc. Mr. Davis holds an MBA from San Jose State University and a BS in Accounting and Finance from Boise State University. He also has expertise in capital markets, financial reporting, innovation, and collaboration across all teams.

There is no arrangement or understanding between Mr. Davis and any other person pursuant to which Mr. Davis was appointed as an officer. In connection with the appointment of Mr. Davis as President and Chief Executive Officer, the Company’s Board of Directors approved an increase in his annual base compensation from $300,000 to $425,000. At this time, the Company is not aware of any family relationships among any of the Company’s directors or executive officers with Mr. Davis or any transactions with Mr. Davis that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release the Company issued regarding Mr. Davis’ appointment is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On March 17, 2025, the Registrant issued a press release titled “Bridger Aerospace Appoints Sam Davis Chief Executive Officer,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Furnished as Exhibit 99.2 and incorporated by reference herein is an investor presentation dated March 2025 that will be used by the Company during upcoming investor meetings.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 17, 2025 titled “Bridger Aerospace Appoints Sam Davis Chief Executive Officer.”
99.2	Investor Presentation dated March 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: March 17, 2025	By:	/s/ James Muchmore
James Muchmore Chief Legal Officer and Executive Vice President

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